2025 Year-End Earnings Webinar February 12, 2026 8-K Date: February 12, 2026

Forward-Looking Statements 2 Information in this communication, other than statements of historical facts, may constitute forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, statements about the benefits of the proposed transaction between NorthWestern and Black Hills, including future financial and operating results (including the anticipated impact of the transaction on NorthWestern’s and Black Hills’ respective earnings), statements related to the expected timing of the completion of the transaction, the plans, objectives, expectations and intentions of either company or of the combined company following the merger, anticipated future results of either company or of the combined company following the merger, the anticipated benefits and strategic and financial rationale of the merger, including estimated rate bases, investment opportunities, cash flows and capital expenditure rates and other statements that are not historical facts. Forward-looking statements may be identified by terminology such as “may,” “will,” “should,” “targets,” “scheduled,” “plans,” “intends,” “goal,” “anticipates,” “expects,” “believes,” “forecasts,” “outlook,” “estimates,” “potential,” or “continue” or negatives of such terms or other comparable terminology. The forward-looking statements are based on NorthWestern and Black Hills’ current expectations, plans and estimates. NorthWestern and Black Hills believe these assumptions to be reasonable, but there is no assurance that they will prove to be accurate. All forward-looking statements are subject to risks, uncertainties and other factors that may cause the actual results, performance or achievements of NorthWestern or Black Hills to differ materially from any results expressed or implied by such forward-looking statements. Such factors include, among others, (1) the risk of delays in consummating the potential transaction, including as a result of required regulatory and shareholder approvals, which may not be obtained on the expected timeline, or at all, (2) the risk of any event, change or other circumstance that could give rise to the termination of the merger agreement, (3) the risk that required regulatory approvals are subject to conditions not anticipated by NorthWestern and Black Hills, (4) the possibility that any of the anticipated benefits and projected synergies of the potential transaction will not be realized or will not be realized within the expected time period, (5) disruption to the parties’ businesses as a result of the announcement and pendency of the transaction, including potential distraction of management from current plans and operations of NorthWestern or Black Hills and the ability of NorthWestern or Black Hills to retain and hire key personnel, (6) reputational risk and the reaction of each company’s customers, suppliers, employees or other business partners to the transaction, (7) the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events, (8) the outcome of any legal or regulatory proceedings that may be instituted against NorthWestern or Black Hills related to the merger agreement or the transaction, (9) the risks associated with third party contracts containing consent and/or other provisions that may be triggered by the proposed transaction, (10) legislative, regulatory, political, market, economic and other conditions, developments and uncertainties affecting NorthWestern’s and Black Hills’ businesses; (11) the evolving legal, regulatory and tax regimes under which NorthWestern and Black Hills operate; (12) restrictions during the pendency of the proposed transaction that may impact NorthWestern’s or Black Hills’ ability to pursue certain business opportunities or strategic transactions; and (13) unpredictability and severity of catastrophic events, including, but not limited to, extreme weather, natural disasters, acts of terrorism or outbreak of war or hostilities, as well as NorthWestern’s and Black Hills’ response to any of the aforementioned factors. Additional factors which could affect future results of NorthWestern and Black Hills can be found in NorthWestern Energy’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, and Black Hills’ Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, in each case filed with the SEC and available on the SEC’s website at http://www.sec.gov. NorthWestern and Black Hills disclaim any obligation and do not intend to update or revise any forward-looking statements contained in this communication, which speak only as of the date hereof, whether as a result of new information, future events or otherwise, except as required by federal securities laws. See Appendix for Additional Merger Related Disclosures.

NorthWestern Energy 3 NorthWestern Energy Group, Inc. dba: NorthWestern Energy Ticker: NWE (Nasdaq) www.northwesternenergy.com Corporate Support Office 3010 West 69th Street Sioux Falls, SD 57108 (605) 978-2900 Director - Corporate Development & Investor Relations Officer Travis Meyer 605-978-2967 travis.meyer@northwestern.com

2025 In Review Executing on Strategic Initiatives • Announced agreement with Black Hills Corporation for an all-stock Merger of Equals o To create a premier regional regulated electric and natural gas utility company • Closed acquisition of Avista and Puget Colstrip interests1 o Providing resource adequacy in Montana, increasing plant ownership from 15% to 55%, and supporting potential large-load integration • Submitted $300M (131MW) South Dakota natural gas project to SPP’s expedited resource adequacy study • Acquired Energy West and Cut Bank Gas natural gas distribution assets Legislative & Regulatory Outcomes • Montana SB301 signed into law, providing greater confidence for transmission investment in Montana • Montana HB490 signed into law which clarifies and limits wildfire-related risks, protecting our customers, communities, and investors2 • Approval of Wildfire Mitigation Plan in Montana • Completed Montana Electric & Natural Gas general rate reviews o Providing recovery of our significant investment to reliably serve our customers Advancing Data Center Growth Opportunities3 • Signed third letter of intent with Quantica for a 500+ megawatt data center • Progressed Sabey letter of intent to a development agreement 1.) See “Colstrip Transaction Overview” slide that follows for additional details. 2.) See “Montana Wildfire Bill” slide in appendix for additional details. 3) See “Large-Load Growth” slide that follows for additional details. 4 Powerhouse at Hauser Dam on the Missouri River (near Helena, Montana) Missoula, Montana Echo Lake Nordic Trail - Phillipsburg, MT

Recent Highlights Financial Results ✓ Reported GAAP diluted EPS of $2.94 o Non-GAAP diluted EPS of $3.581 ✓ Increasing quarterly dividend by 1.5% - to $0.67 per share2 ✓ Initiating 2026 earnings guidance range of $3.68 - $3.833 ✓ Updating our 5-year capital plan to $3.21 billion, a 17% increase over prior plan Merger with Black Hills (closing anticipated in second half of 2026) ✓ Filed joint requests for merger approval in MT, NE, SD, and with FERC ✓ Form S-4 and joint proxy filed Montana IRP ✓ Submitted draft 2026 Integrated Resource Plan in Montana Montana Data Centers ✓ Progressed Atlas letter of intent to a development agreement4 1.) See slides “2025 Non-GAAP Earnings” and “Non-GAAP Financial Measures” that follow. 2) Payable March 31, 2026 to shareholders of record as of March 15, 2026 3) See “2026 Earnings Bridge” slide in the appendix for additional details and major assumptions included in guidance. 4). See “Large-Load Customers” slide that follows for additional details. 5 Powerhouse at Hauser Dam on the Missouri River (near Helena, Montana) Missoula, Montana Spion Kop Wind Farm – Great Falls, MT

Thank youFinancial Results 6

Full-Year EPS vs Prior Period • GAAP: $0.71 or (19.5)% • Non-GAAP1: $0.18 or 5.3% Fourth Quarter EPS vs Prior Period (unaudited) • GAAP: $0.59 or (45.0)% • Non-GAAP1: $0.04 or 3.5% 2025 Financial Results 7 1.) See “2025 Non-GAAP Earnings” and “Non-GAAP Financial Measures” slides that follow.

Fourth Quarter 2025 Earnings Drivers (Unaudited) 8 1.) Utility Margin is a non- GAAP measure. See appendix slide titled “Reconciling Gross Margin to Utility Margin” for additional disclosure. 2.) Release of a $7.4 million Unrecognized Tax Benefit in 2025 as compared to a $16.9 million release of an Unrecognized Tax Benefit in 2024. 3). See “Fourth Quarter 2025 Non-GAAP Earnings” and “Non- GAAP Financial Measures” slides that follow. After-Tax EPS vs Prior Year Absent the regulatory disallowance of YCGS, mild weather, and non-recoverable energy supply costs in Montana, fourth quarter GAAP EPS was in line with expectations.

We estimate weather to be a $10.6 million pre-tax detriment as compared to normal and a $2.3 million detriment as compared to fourth quarter 2024. (1) As a result of the adoption of Accounting Standard Update 2017-07 in March 2018, pension and other employee benefit expense is now disaggregated on the GAAP income statement with portions now recorded in both OG&A expense and Other (Expense) Income lines. To facilitate better understanding of trends in year-over-year comparisons, the non-GAAP adjustment above re-aggregates the expense in OG&A - as it was historically presented prior to the ASU 2017-07 (with no impact to net income or earnings per share). (2) Utility Margin is a non-GAAP Measure. See appendix slide titled “Reconciling Gross Margin to Utility Margin” for additional disc losure. Fourth Quarter 2025 Non-GAAP Earnings 9 Note: Subtotal variances may exist due to rounding.

2025 Year-Over-Year Earnings Drivers 10 After-Tax EPS vs Prior Year 1.) Utility Margin is a non-GAAP measure. See appendix slide titled “Reconciling Gross Margin to Utility Margin” for additional disclosure. 2.) A $7.4 million benefit in 2025 (release of an Unrecognized Tax Benefit) as compared to a $23.9 million benefit in 2024 ($16.9 million release of an Unrecognized Tax Benefit plus $7.0 million related to a natural gas Safe Harbor Method change). 3). See “2025 Non- GAAP Earnings” and “Non-GAAP Financial Measures” slides that follow. Absent the regulatory disallowance of YCGS, mild weather, and non-recoverable energy supply costs in Montana, full-year GAAP EPS was in line with expectations.

2025 Non-GAAP Earnings 11 We estimate weather to be a $14.4 million pre-tax detriment as compared to normal and a $3.8 million detriment as compared to 2024. (1) As a result of the adoption of Accounting Standard Update 2017- 07 in March 2018, pension and other employee benefit expense is now disaggregated on the GAAP income statement with portions now recorded in both OG&A expense and Other (Expense) Income lines. To facilitate better understanding of trends in year-over-year comparisons, the non- GAAP adjustment above re-aggregates the expense in OG&A - as it was historically presented prior to the ASU 2017-07 (with no impact to net income or earnings per share). (2) Utility Margin is a non- GAAP Measure. See appendix slide titled “Reconciling Gross Margin to Utility Margin” for additional disclosure. Note: Subtotal variances may exist due to rounding.

12 Initiating 2026 Non-GAAP EPS Guidance1 of $3.68 - $3.83 per diluted share ✓ Affirming long-term growth rate from 2024 base2 • EPS growth of 4% to 6% • Rate base growth of 4% to 6% ✓ $3.2 billion capital plan including approximately $300 million of increased investment for generation development in South Dakota ✓ Cash from operations and debt to fund base capital plan. Equity issuances expected beginning in 2027 to fund South Dakota generation investment ✓ FFO / Debt > 14% in 2026 and beyond 1.) See “2026 Earnings Bridge” slide in appendix for additional details and major assumptions included in guidance. 2.) See “Non-GAAP Financial Measures” slide in appendix for additional information. Long-term growth rate based on 2024 Adjusted Diluted Non-GAAP EPS of $3.40 and 2024 estimated rate base of $5.38 billion. Strong Growth Outlook

Reflects a 17% increase primarily due to the addition of a 131MW South Dakota generation project. Highly executable and low-risk critical capital investment. Increasing Five-Year Capital Plan (millions) 13

Credit, Cash Flow, and Financing Plans 14 FFO: Cash from Operations less Working Capital Adjustments. Debt: Long- & Short-term Debt (including unamortized debt issuance costs and pension liability). Targeting FFO-to-Debt above 14% to support credit ratings. No equity anticipated to fund 2026 capital plan. Minimal cash taxes expected into 2029 from Net Operating Losses and Production Tax Credits. Financing plans subject to change.

Thank youBusiness Updates 15

16 Merger with Black Hills Benefits Stakeholders Strategic combination represents a highly attractive value creation opportunity for both companies. Increases Scale Position and Growth Increases the combined company target EPS growth rate to 5-7%, supported by the doubling of each company’s rate base to total of ~$11 bn with significant growth opportunities Expands Investment Opportunity Leverages enhanced resources to make strategic investments that foster economic development, including addressing the growing demand for energy, including from data centers Substantial Long-Term Value for Customers Enhances Business Diversity Delivering energy to more than 2.1 mm customers across multiple contiguous jurisdictions, served by a highly skilled workforce focused on safety and reliability Strengthens Balance Sheet Strong and predictable cash flows support a customer-focused capital investment program while producing high-quality, investment- grade credit metrics Bringing together two complementary teams focused on reliability and exceptional customer service to deliver even greater value. For more information, see www.blackhillsnorthwesternbettertogether.com

Merger with Black Hills Timeline 17 ✓ Filed joint applications for approval in Montana, Nebraska, and South Dakota in Q4 2025, with hearings expected in the second quarter of 2026 ✓ Filed joint application with FERC in Q4 2025 ✓ Filed S-4/Joint Proxy Statement on January 30, 2026 ✓ Shareholder votes scheduled for April 2, 2026

✓ Montana ▪ Expected to be served by overall utility portfolio, which is long capacity beginning in 2026 ▪ Diversified and highly carbon-free generating portfolio ▪ We anticipate making a filing with the MPSC to propose a large-load tariff during the first half of 2026 ✓ South Dakota ▪ Significant indications of interest ▪ Any new large-load customers would require incremental capacity with infrastructure rider to provide generation cost recovery ▪ South Dakota PUC has an established process for large-load customers with a deviated rate tariff 18 Large-Load Customers Montana Large-Load Opportunities ✓ Confidentially Announced: December 17, 2024 ▪ Company: Sabey Data Centers ▪ Load: 50 MW expected to grow to 200 MW ▪ Start Date: Late-2027 ▪ Agreement Status: Letter of Intent + Development Agreement ✓ Announced: December 19, 2024 ▪ Company: Atlas Power ▪ Load: 75 MW expected to grow to 150 MW ▪ Start Date: Mid-2027 ▪ Agreement Status: Letter of Intent + Development Agreement ✓ Announced: July 30, 2025 ▪ Company: Quantica Infrastructure ▪ Load: 175MW growing to 500MW+ by 2030 ▪ Start Date: 2028 ▪ Agreement Status: Letter of Intent

19 Data Center Process (Montana & South Dakota) Data Center Request • Load & Location • Supply Potential • Customer/Developer Required Timing Queue Count: 6 High-Level Assessment • Viability Assessment • Southwest Power Pool Screening • High Level Cost Estimate Queue Count: 5 Energy Service Agreement (ESA) • Regulatory Approvals (as needed) • Contract Signing • Business Development Handoff Queue Count: 0 Construction • Project Management Assignment • Construction Kick-Off • Supply Development • Generation Build Process Queue Count: 0 Letter of Intent (LOI) • Supply Development Estimates • Development Agreement Negotiations Development Agreement • Development Deposit to Fund Studies: - Montana: System Impact Study & Facility Study - South Dakota: Southwest Power Pool Delivery Point Network Study Queue Count: 2 Queue Count: 1

Colstrip Transaction Overview

	Avista	Puget
Announcement:	**January 2023**	**July 2024**
Effective Date:	**December 31, 2025**	**December 31, 2025**
Capacity:	**222 MW** (111 MW each of units 3 & 4)	**370 MW** (185 MW each of units 3 & 4)
Acquisition Price:	**$0.0**	**$0.0**
Status Update:	Filed a temporary PCCAM tariff waiver request with the MPSC in August 2025 that would provide a near-term cost-recovery mechanism that is expected to largely offset the ~$18.0 million of incremental annual operating costs resulting from the transfer. The waiver was temporarily granted in January 2026.	Signed contract in October 2025 to sell electricity through late 2027. Revenue from the contract is expected to largely offset the ~$30 million of incremental annual operating costs resulting from the transfer. Filed with FERC for cost-based rates in October 2025 with approval expected in the first quarter of 2026.

NorthWestern's acquisition of Avista and Puget's 592 MW of additional Colstrip capacity:

- Avista interests advance our regulated portfolio to resource adequacy and increase facility ownership from 15% to 30%
- Puget interests move ownership from 30% to 55% which provides the ability to determine strategic direction and investment decisions at the facility
- Combined interests support the integration of large-load customers, delivering substantial benefits to our customers, communities, and investors

Avista and Puget Sound will remain responsible for their respective pre-closing share of environmental and pension liabilities attributed to events or conditions existing prior to the closing of the transaction and for any future decommissioning and demolition costs associated with the existing facilities that comprise their interests.

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8% to 10% Total Return >10% Total Return Incremental Opportunities: > 6% EPS Growth Approximately 4% Dividend Yield Base Capital Plan: 4% to 6% EPS Growth ✓ Data centers & new large- load opportunities ✓ FERC Regional Transmission ✓ Incremental generating capacity (subject to successful resource procurement bids) $3.21 billion of highly executable and low-risk capital investment forecasted over the next five years. This investment is expected to drive annualized earnings and rate base growth of approximately 4% - 6%. + The NorthWestern Value Proposition + 21 = = 2026-2030 Capital Investment ($ Millions)

Conclusion Pure Electric & Gas Utility Solid Utility Foundation Best Practices Corporate Governance Attractive Future Growth Prospects Strong Earnings & Cash Flows 22 The pending merger with Black Hills Corporation will combine the strengths of both companies, resulting in an organization with greater scale, financial stability, and operational expertise and is designed to create a stronger, more resilient energy company focused on delivering safe, reliable, and affordable energy solutions to customers.

Thank youAppendix: 23

24 2026 Earnings Bridge This guidance range is based upon, but not limited to, the following major assumptions: • Normal weather in our service territories; • Excludes costs related to the pending merger with Black Hills Corp.; • Approval of PCCAM waiver and power prices sufficient to recover operating expense from incremental Avista and Puget Colstrip interests; • An effective income tax rate of approximately 14%-18%; and • Diluted average shares outstanding of approximately 61.7 million. 2026 guidance represents 4% to 6% EPS growth from 2024 Non-GAAP Base Year1 1.) Based on 2024 Adjusted Diluted Non-GAAP EPS of $3.40. See “Non-GAAP Financial Measures” slide in appendix. Appendix

2025 Year-Over-Year Utility Margin Bridge 25 The $97.0 million or 9.0% increase in Utility Margin items that impact Net Income was primarily due to higher base rates and electric transmission revenues, partly offset by lower MT property tax tracker collections and higher non- recoverable MT electric supply costs. Pre-Tax Millions vs Prior Year 1.) Includes $4.2 million due to acquisition of Energy West Operations. Appendix

(1) The revenue requirement associated with the FERC regulated portion of Montana electric transmission and ancillary services are included as revenue credits to our MPSC jurisdictional customers. Therefore, we do not separately reflect FERC authorized rate base or authorized returns. (2) The Montana gas revenue requirement includes a step-down which approximates annual depletion of our natural gas production assets included in rate base. (3) This jurisdiction was acquired in 2025 as part of the acquisition of Energy West Operations. (4) This table excludes insignificant jurisdictions for Montana propane delivery, Havre Pipeline Company, and Cut Bank Gas natural gas delivery. (5) For those items marked as "n/a," the respective settlement and/or order was not specific as to these terms. Coal Generation Rate Base as a percentage of Total Rate Base Revenue from coal generation is not easily identifiable due to the use of bundled rates in South Dakota and other rate design and accounting considerations. However, NorthWestern is a fully regulated utility company for which rate base is the primary driver of earnings. The data to the left illustrates that NorthWestern only derives approximately 8-10% of earnings from its jointly owned coal generation rate base. Rate Base & Authorized Return Summary Appendix 26

Thank youFull-Year Appendix 27

Full-Year 2025 Financial Results 28 1.) Utility Margin is a non- GAAP Measure. See appendix slide titled “Reconciling Gross Margin to Utility Margin” for additional disclosure. Note: Subtotal variances may exist due to rounding. Appendix

Utility Margin (Full Year) ($ in millions) Twelve Months Ended December 31, 2025 2024 Variance Electric $ 963.4 $ 871.1 $ 92.3 10.6% Natural Gas 237.4 209.0 28.4 13.6% Total Utility Margin1 $ 1,200.8 $ 1,080.1 $ 120.7 11.2% (1) Utility Margin is a non-GAAP Measure. See appendix slide titled “Reconciling Gross Margin to Utility Margin” for additional disclosure. Increase in utility margin due to the following factors: $ 93.3 Base Rates 14.0 Electric transmission revenue due to market conditions and rates 4.8 Montana natural gas transportation 4.3 Electric retail volumes 2.0 Natural gas retail volumes ($4.2 million due to acquisition of Energy West Operations) (14.2) Montana property tax tracker collections (7.3) Non-recoverable Montana electric supply costs 0.1 Other $ 97.0 Change in Utility Margin Impacting Net Income $ 16.3 Property & other taxes recovered in revenue, offset in property & other taxes 6.6 Production tax credits, offset in income tax expense 0.8 Operating expenses recovered in revenue, offset in operating & maintenance expense $ 23.7 Change in Utility Margin Offset Within Net Income $ 120.7 Increase in Utility Margin 29 Appendix

Appendix

Operating Expenses (Full Year)

($ in millions)

	Twelve Months Ended December 31,			
	2025	2024	Variance	
Operating & maintenance	$ 284.9	$ 227.8	$ 57.1	25.1%
Administrative & general	158.2	137.4	20.8	15.1%
Property & other taxes	182.3	163.9	18.4	11.2%
Depreciation & depletion	249.5	227.6	21.9	9.6%
Total Operating Expenses*	**$ 874.9**	**$ 756.7**	**$ 118.2**	**15.6%**

Increase in operating expenses due to the following factors:

$ 30.9	Non-cash regulatory disallowance of certain YCGS capital costs
21.9	Depreciation expense due to plant additions and higher depreciation rates
9.9	Electric generation maintenance
9.3	Merger-related costs, primarily including consulting and legal fees
8.9	Wildfire mitigation expense, partly offset by higher base revenues
7.8	Insurance expense, primarily due to increased wildfire risk premiums
7.6	Labor and benefits(1)
3.5	Technology implementation and maintenance
2.1	Property and other taxes not recoverable within trackers
1.1	Uncollectible accounts
(2.4)	Litigation outcome (Pacific Northwest Solar)
(1.7)	Non-cash impairment of alternative energy storage investment
3.0	Other
$ 101.9	**Change in Operating Expense Items Impacting Net Income**
$ 16.3	Property and other taxes recovered in trackers, offset in revenue
2.1	Deferred compensation, offset in other income
0.8	Operating and maintenance expenses recovered in trackers, offset in revenue
(2.9)	Pension and other postretirement benefits, offset in other income(1)
$ 16.3	**Change in Operating Expense Items Offset Within Net Income**
$ 118.2	**Increase in Operating Expenses**

**Excluding fuel, purchased supply, and direct transmission expense.*

(1) In order to present the total change in labor and benefits, we have included the change in the non-service cost component of our pension and other postretirement benefits, which is recorded within other income on our Condensed Consolidated Statements of Income. This change is offset within this table as it does not affect our operating expenses.

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Operating to Net Income (Full Year) ($ in millions) Twelve Months Ended December 31, 2025 2024 Variance Operating Income $ 325.8 $ 323.3 $ 2.5 0.8% Interest expense, net (150.4) (131.7) 18.7 14.2% Other income, net 12.1 23.0 (10.9) (47.4%) Income Before Income Taxes 187.6 214.7 (27.1) (12.6)% Income tax (expense) benefit (6.5) 9.4 15.9 169.1% Net Income $ 181.1 $ 224.1 $ (43.0) (19.2%) $18.7 million increase in interest expense, net was primarily due to higher borrowings and interest rates, partly offset by lower capitalization of Allowance for Funds Used During Construction (AFUDC). $10.9 million decrease in other income, net was primarily due to lower capitalization of AFUDC, a prior year reversal of $2.3 million from a previously disclosed Community Renewable Energy Project (CREP) penalty due to a favorable legal ruling, and a $1.3 million expense accrual related to an estimated penalty for the CREP informed by a recent MPSC ruling, partly offset by an increase of $2.5 million driven by a prior year non-cash impairment of an alternative energy storage equity investment. $15.9 million increase in income tax expense was primarily due to a less favorable uncertain tax position release and a prior year income tax benefit from a gas repairs safe harbor method change. 31 Appendix

Tax Reconciliation (Full Year) 32 Appendix

Segment Results (Full Year) 33 Appendix *Direct transmission expense excludes depreciation and depletion. (1) Utility Margin is a non-GAAP Measure. See appendix slide titled “Reconciling Gross Margin to Utility Margin” for additional disclosure. (2) Consists of unallocated corporate costs, including merger-related costs, and certain limited unregulated activity within the energy industry.

Electric Segment (Full Year) (1) Included within this line is our lighting customer class, for which we have historically counted each lighting district as one customer. We have retroactively modified our customer counts to now reflect each lighting service as a customer as that better aligns with the MWH usage of this customer class. (2) Utility Margin is a non-GAAP Measure. See appendix slide titled “Reconciling Gross Margin to Utility Margin” for additional disclosure. 34 Appendix

Natural Gas Segment (Full Year) 35 Appendix (1) Utility Margin is a non-GAAP Measure. See appendix slide titled “Reconciling Gross Margin to Utility Margin” for additional disclosure.

Appendix

Full-Year 2025 Cash Flow

($ in millions)	Twelve Months Ended December 31, 2025	2024
Operating Activities		
Net income	$ 181.1	$ 224.1
Non-cash adjustments to net income	289.0	213.5
Changes in working capital	(61.4)	(18.9)
Other noncurrent assets & liabilities	(14.2)	(11.9)
Cash Provided by Operating Activities	**394.5**	**406.8**
Cash Used in Investing Activities	**(570.7)**	**(554.5)**
Cash Provided by Financing Activities	**177.9**	**151.5**
Cash Provided by Operating Activities	**$ 394.5**	**$ 406.8**
Less: Changes in working capital	(61.4)	(18.9)
Funds from Operations	**$ 455.9**	**$ 425.7**
PP&E additions	524.5	549.3
Energy West Acquisition	35.9	-
Capital expenditures included in trade accounts payable	19.3	(19.9)
AFUDC Credit	9.9	18.6
Total Capital Investment	**$ 589.6**	**$ 548.0**

Cash from Operating Activities decreased by $12.3 million primarily due to merger transaction costs, lower collections of accounts receivable balances due to timing of colder weather, and an increase in our net cash outflows for energy supply costs, as shown in the table below, partly offset by the proceeds from production tax credits transferred.

Funds from Operations increased by $30.2 million over prior period.

Net Under-Collected Supply Costs
($ in millions)

	Beginning (Jan. 1)	**Ending** (Dec. 31)	**Inflow / (Outflow)**
2024	$7.8	$5.9	**1.9**
2025	$5.9	$44.8	**($38.9)**
	2025 Increase in Net Cash Outflows		**($40.8)**

No Planned Equity Issuances in 2026

Financing plans (targeting a FFO to Debt ratio > 14%) are expected to maintain our current credit ratings and are subject to change

Debt financing in 2025

- Issued $400 million, 5.07% coupon, 5-year Montana FMBs in Q1
- Issued $100 million, 5.49% coupon, 10-year South Dakota FMBs in Q2
- Amended our existing NorthWestern Energy Group $100 million term loan to extend the maturity date from April 11, 2025 to April 10, 2026 in Q2, and amended it again to increase the total commitment to $150 million in Q3
- Issued $100 million, 5.07% coupon, 5-year Montana FMBs in Q4

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Balance Sheet 37 Appendix Debt to Total Capitalization up from last quarter and inside our targeted 50% - 55% range.

Reconciling Gross Margin to Utility Margin Management believes that Utility Margin provides a useful measure for investors and other financial statement users to analyze our financial performance in that it excludes the effect on total revenues caused by volatility in energy costs and associated regulatory mechanisms. This information is intended to enhance an investor's overall understanding of results. Under our various state regulatory mechanisms, our supply costs are generally collected from customers. In addition, Utility Margin is used by us to determine whether we are collecting the appropriate amount of energy costs from customers to allow recovery of operating costs, as well as to analyze how changes in loads (due to weather, economic or other conditions), rates and other factors impact our results of operations. Our Utility Margin measure may not be comparable to that of other companies' presentations or more useful than the GAAP information provided elsewhere in this report. Note: Subtotal variances may exist due to rounding. 1) Utility Margin is a non-GAAP Measure. 38 Appendix

PCCAM Impact by Quarter Qualified Facility Earnings Adjustment Our electric QF liability consists of unrecoverable costs associated with contracts covered under PURPA that are part of a 2002 stipulation with the MPSC and other parties. Risks / losses associated with these contracts are born by shareholders, not customers. Therefore, any mitigation of prior losses and / or benefits of liability reduction also accrue to shareholders.39 Appendix Pre-Tax $ Millions – Shareholder (Detriment) Benefit Note: Subtotal variances may exist due to rounding.

Thank youFourth Quarter Appendix 40

Fourth Quarter Financial Results (Unaudited) 41 1.) Utility Margin is a non- GAAP Measure. See appendix slide titled “Reconciling Gross Margin to Utility Margin” for additional disclosure. Note: Subtotal variances may exist due to rounding. Appendix

Utility Margin (Q4 Unaudited) ($ in millions) Three Months Ended December 31, 2025 2024 Variance Electric $ 238.2 $ 218.3 $ 19.9 9.1% Natural Gas 66.7 60.5 6.2 10.2% Total Utility Margin1 $ 304.9 $ 278.7 $ 26.2 9.4% (1) Utility Margin is a non-GAAP Measure. See appendix slide titled “Reconciling Gross Margin to Utility Margin” for additional disclosure. Increase in utility margin due to the following factors: $ 28.1 Base rates 2.0 Electric transmission 1.1 Natural gas retail volumes 0.6 Montana natural gas transportation (5.6) Electric retail volumes (4.6) Montana property tax tracker collections (2.6) Non-recoverable Montana electric supply costs (0.1) Other $ 18.9 Change in Utility Margin Impacting Net Income $ 6.1 Property & other taxes recovered in revenue, offset in property & other taxes 1.6 Production tax credits, offset in income tax expense (0.4) Operating expenses recovered in revenue, offset in operating & maintenance expense $ 7.3 Change in Utility Margin Offset Within Net Income $ 26.2 Increase in Utility Margin 42 Appendix Note: Subtotal variances may exist due to rounding.

Operating Expenses (Q4 Unaudited) Increase in operating expenses due to the following factors: $ 30.9 Non-cash regulatory disallowance for certain YCGS capital costs 4.9 Depreciation expense due to plant additions and higher depreciation rates 3.6 Wildfire mitigation expense, partly offset by higher base revenues 3.6 Labor and benefits(1) 1.7 Merger-related costs, primarily including consulting and legal fees 1.4 Electric generation maintenance 1.4 Technology implementation and maintenance 0.5 Insurance expense, primarily due to increased wildfire risk premiums 0.3 Uncollectible accounts (0.2) Property and other taxes not recoverable within trackers 3.7 Other $ 51.8 Change in Operating Expense Items Impacting Net Income ($ in millions) Three Months Ended December 31, 2025 2024 Variance Operating & maintenance $ 101.7 $ 60.4 $ 41.3 68.4% Administrative & general 36.4 30.8 5.6 18.2% Property & other taxes 44.8 38.8 6.0 15.5% Depreciation & depletion 61.9 57.0 4.9 8.6% Total Operating Expenses* $ 244.8 $ 187.0 $ 57.8 30.9% $ 6.1 Property and other taxes recovered in trackers, offset in revenue 2.6 Deferred compensation, offset in other income (2.3) Pension and other postretirement benefits, offset in other income(1) (0.4) Operating and maintenance expenses recovered in trackers, offset in revenue $ 6.0 Change in Operating Expense Items Offset Within Net Income $ 57.8 Increase in Operating Expenses *Excluding fuel, purchased supply, and direct transmission expense. (1) In order to present the total change in labor and benefits, we have included the change in the non-service cost component of our pension and other postretirement benefits, which is recorded within other income on our Condensed Consolidated Statements of Income. This change is offset within this table as it does not affect our operating expenses. 43 Appendix

Operating to Net Income (Q4 Unaudited) ($ in millions) Three Months Ended December 31, 2025 2024 Variance Operating Income $ 60.0 $ 91.7 $ (31.7) (34.6%) Interest expense, net (39.2) (35.4) 3.8 10.7% Other income, net 3.0 3.4 (0.4) (11.8%) Income Before Income Taxes 23.8 59.7 (35.9) (60.1%) Income tax benefit 20.9 20.8 0.1 0.5% Net Income $ 44.7 $ 80.6 $ (35.9) (44.5%) 44 Appendix Note: Subtotal variances may exist due to rounding.

Tax Reconciliation (Q4 Unaudited) 45 Appendix

Segment Results (Q4 Unaudited) 46 Appendix *Direct transmission expense excludes depreciation and depletion. (1) Utility Margin is a non-GAAP Measure. See appendix slide titled “Reconciling Gross Margin to Utility Margin” for additional disclosure. (1) Consists of unallocated corporate costs, including merger-related costs, and certain limited unregulated activity within the energy industry.

Electric Segment (Q4 Unaudited) (1) Included within this line is our lighting customer class, for which we have historically counted each lighting district as one customer. We have retroactively modified our customer counts to now reflect each lighting service as a customer as that better aligns with the MWH usage of this customer class. (2) Utility Margin is a non-GAAP Measure. See appendix slide titled “Reconciling Gross Margin to Utility Margin” for additional disclosure. 47 Appendix

Natural Gas Segment (Q4 Unaudited) 48 Appendix (1) Utility Margin is a non-GAAP Measure. See appendix slide titled “Reconciling Gross Margin to Utility Margin” for additional disclosure.

Appendix

Non-GAAP Financial Measures

Pre-Tax Adjustments ($ Millions)	2016	2017	2018	2019	2020	2021	2022	2023	2024	2025
Reported GAAP Pre-Tax Income	**$ 156.5**	**$ 176.1**	**$ 178.3**	**$ 182.2**	**$ 144.2**	**$ 190.2**	**$ 182.4**	**$ 201.6**	**$ 214.7**	**$ 187.6**
Non-GAAP Adjustments to Pre-Tax Income:										
Weather	15.2	(3.4)	(1.3)	(7.3)	9.8	1.1	(8.9)	4.3	10.6	14.4
Lost revenue recovery related to prior periods	(14.2)	-	-	-	-	-	-	-	-	-
QF liability adjustment	-	-	(17.5)	-	-	(6.9)	-	-	-	-
Electric tracker disallowance of prior period costs	12.2	-	-	-	9.9	-	-	-	-	-
Income tax adjustment	-	-	9.4	-	-	-	-	-	-	-
Community Renewable Energy Project Penalty	-	-	-	-	-	-	2.5	-	(2.3)	1.3
Impairment of Alternative Energy Storage Investment	-	-	-	-	-	-	-	-	4.2	-
NWE-BKH Merger Transaction Costs (not tax deductible)	-	-	-	-	-	-	-	-	-	9.3
Regulatory Disallowance of Certain YCGS Capital Costs	-	-	-	-	-	-	-	-	-	31.2
Remove Q4 2025 PCCAM Expense Following Suspension of 90/10 Sharing	-	-	-	-	-	-	-	-	-	2.3
Adjusted Non-GAAP Pre-Tax Income	**$ 169.7**	**$ 172.7**	**$ 168.9**	**$ 174.9**	**$ 163.9**	**$ 184.4**	**$ 176.0**	**$ 205.9**	**$ 227.2**	**$ 246.1**

Tax Adjustments to Non-GAAP Items ($ Millions)	2016	2017	2018	2019	2020	2021	2022	2023	2024	2025
GAAP Net Income	**$ 164.2**	**$ 162.7**	**$ 197.0**	**$ 202.1**	**$ 155.2**	**$ 186.8**	**$ 183.0**	**$ 194.1**	**$ 224.1**	**$ 181.1**
Non-GAAP Adjustments Taxed at 38.5% (12'-17') and 25.3% (18'-current):										
Weather	9.3	(2.1)	(1.0)	(5.5)	7.3	0.8	(6.6)	3.2	7.9	10.8
Lost revenue recovery related to prior periods	(8.7)	-	-	-	-	-	-	-	-	-
QF liability adjustment	-	-	(13.1)	-	-	(5.2)	-	-	-	-
Electric tracker disallowance of prior period costs	7.5	-	-	-	7.4	-	-	-	-	-
Income tax adjustment	(12.5)	-	(12.8)	(22.8)	-	-	-	-	-	-
Community Renewable Energy Project Penalty	-	-	-	-	-	-	2.5	-	(2.3)	1.3
Previously claimed AMT credit	-	-	-	-	-	-	-	3.2	-	-
Release of Unrecognized Tax Benefit	-	-	-	-	-	-	-	(3.2)	(16.9)	(7.4)
Impairment of Alternative Energy Storage Investment	-	-	-	-	-	-	-	-	3.1	-
Natural Gas Safe Harbor Method Change	-	-	-	-	-	-	-	-	(7.0)	-
NWE-BKH Merger Transaction Costs (not tax deductible)	-	-	-	-	-	-	-	-	-	9.3
Regulatory Disallowance of Certain YCGS Capital Costs	-	-	-	-	-	-	-	-	-	23.3
Remove Q4 2025 PCCAM Expense Following Suspension of 90/10 Sharing	-	-	-	-	-	-	-	-	-	1.7
Non-GAAP Net Income	**$ 159.8**	**$ 160.6**	**$ 170.1**	**$ 173.8**	**$ 169.9**	**$ 182.4**	**$ 178.9**	**$ 197.3**	**$ 208.9**	**$ 220.1**

Non-GAAP Diluted Earnings per Share	2016	2017	2018	2019	2020	2021	2022	2023	2024	2025
Diluted Average Shares (Millions)	*48.5*	*48.7*	*50.2*	*50.8*	*50.7*	*51.9*	*56.3*	*60.4*	*61.4*	*61.5*
Reported GAAP Diluted Earnings per Share	**$ 3.39**	**$ 3.34**	**$ 3.92**	**$ 3.98**	**$ 3.06**	**$ 3.60**	**$ 3.25**	**$ 3.22**	**$ 3.65**	**$ 2.94**
Non-GAAP Adjustments:										
Weather	0.19	(0.04)	(0.02)	(0.11)	0.14	0.01	(0.11)	0.05	0.13	0.18
Lost revenue recovery related to prior periods	(0.18)	-	-	-	-	-	-	-	-	-
QF liability adjustment	-	-	(0.26)	-	-	(0.10)	-	-	-	-
Electric tracker disallowance of prior period costs	0.16	-	-	-	0.15	-	-	-	-	-
Income tax adjustment	(0.26)	-	(0.25)	(0.45)	-	-	-	-	-	-
Community Renewable Energy Project Penalty	-	-	-	-	-	-	0.04	-	(0.04)	0.02
Previously claimed AMT credit	-	-	-	-	-	-	-	0.05	-	-
Release of Unrecognized Tax Benefit	-	-	-	-	-	-	-	(0.05)	(0.28)	(0.12)
Impairment of Alternative Energy Storage Investment	-	-	-	-	-	-	-	-	0.05	-
Natural Gas Safe Harbor Method Change	-	-	-	-	-	-	-	-	(0.11)	-
NWE-BKH Merger Transaction Costs (not tax deductible)	-	-	-	-	-	-	-	-	-	0.15
Regulatory Disallowance of Certain YCGS Capital Costs	-	-	-	-	-	-	-	-	-	0.38
Remove Q4 2025 PCCAM Expense Following Suspension of 90/10 Sharing	-	-	-	-	-	-	-	-	-	0.03
Non-GAAP Diluted Earnings per Share	**$ 3.30**	**$ 3.30**	**$ 3.39**	**$ 3.42**	**$ 3.35**	**$ 3.51**	**$ 3.18**	**$ 3.27**	**$ 3.40**	**$ 3.58**

49

Non-GAAP Financial Measures This presentation includes financial information prepared in accordance with GAAP, as well as other financial measures, such as Utility Margin, Adjusted Non-GAAP pretax income, Adjusted Non-GAAP net income and Adjusted Non-GAAP Diluted EPS that are considered “non-GAAP financial measures.” Generally, a non-GAAP financial measure is a numerical measure of a company’s financial performance, financial position or cash flows that excludes (or includes) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP. We define Utility Margin as Operating Revenues less fuel, purchased supply and direct transmission expense (exclusive of depreciation and depletion) as presented in our Consolidated Statements of Income. This measure differs from the GAAP definition of Gross Margin due to the exclusion of Operating and maintenance, Property and other taxes, and Depreciation and depletion expenses, which are presented separately in our Consolidated Statements of Income. A reconciliation of Utility Margin to Gross Margin, the most directly comparable GAAP measure, is included in this presentation. Management believes that Utility Margin provides a useful measure for investors and other financial statement users to analyze our financial performance in that it excludes the effect on total revenues caused by volatility in energy costs and associated regulatory mechanisms. This information is intended to enhance an investor's overall understanding of results. Under our various state regulatory mechanisms, our supply costs are generally collected from customers. In addition, Utility Margin is used by us to determine whether we are collecting the appropriate amount of energy costs from customers to allow recovery of operating costs, as well as to analyze how changes in loads (due to weather, economic or other conditions), rates and other factors impact our results of operations. Our Utility Margin measure may not be comparable to that of other companies' presentations or more useful than the GAAP information provided elsewhere in this report. Management also believes the presentation of Adjusted Non-GAAP pre-tax income, Adjusted Non-GAAP net income and Adjusted Non-GAAP Diluted EPS is more representative of normal earnings than GAAP pre-tax income, net income and EPS due to the exclusion (or inclusion) of certain impacts that are not reflective of ongoing earnings. The presentation of these non-GAAP measures is intended to supplement investors' understanding of our financial performance and not to replace other GAAP measures as an indicator of actual operating performance. Our measures may not be comparable to other companies' similarly titled measures. 50 Appendix

Additional Merger Related Disclosures 51 Appendix No Offer or Solicitation This document is for informational purposes only and is not intended to and shall not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made, except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended. Important Information and Where to Find It Black Hills filed a registration statement on Form S-4 (No. 333-293105) with the SEC on January 30, 2026 to register the shares of Black Hill’s capital stock that will be issued to NorthWestern stockholders in connection with the proposed transaction. The registration statement was declared effective on February 6, 2026, at which time Black Hills filed a final prospectus and NorthWestern filed a definitive proxy statement. Black Hills and NorthWestern commenced mailing of the joint proxy statement/prospectus to their respective stockholders on or about February 10, 2026. Investors and security holders are urged to read the registration statement and joint proxy statement/prospectus (and any other documents filed with the SEC in connection with the transaction or incorporated by reference into the joint proxy statement/prospectus) because such documents contain important information regarding the proposed transaction and related matters. Investors and security holders may obtain free copies of these documents and other documents filed with the SEC by NorthWestern or Black Hills through the website maintained by the SEC at http://www.sec.gov or by contacting the investor relations department of NorthWestern or Black Hills at travis.meyer@northwestern.com or investorrelations@blackhillscorp.com, respectively. Before making any voting or investment decision, investors and security holders of NorthWestern and Black Hills are urged to read carefully the entire registration statement and joint proxy statement/prospectus, including any amendments thereto when they become available (and any other documents filed with the SEC in connection with the transaction), because they contain or will contain important information about the proposed transaction. Free copies of these documents may be obtained as described above. Participants in Solicitation NorthWestern, Black Hills and certain of their directors and executive officers may be deemed participants in the solicitation of proxies from the stockholders of each of NorthWestern and Black Hills in connection with the proposed transaction. Information regarding the directors and executive officers of NorthWestern and Black Hills and other persons who may be deemed participants in the solicitation of the stockholders of NorthWestern or of Black Hills in connection with the proposed transaction is included in the joint proxy statement/prospectus related to the proposed transaction, which was filed with the SEC on February 6, 2026. Information about the directors and executive officers of NorthWestern and their ownership of NorthWestern common stock can also be found in NorthWestern’s filings with the SEC, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2025, which was filed on February 12, 2026, under the header “Information About Our Executive Officers” and its Proxy Statement on Schedule 14A, which was filed on March 12, 2025, under the headers “Election of Directors” and “Who Owns our Stock”. Information about the directors and executive officers of Black Hills and their ownership of Black Hills common stock can also be found in Black Hills’ filings with the SEC, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2025, which was filed on February 11, 2026, under the header “Information About Our Executive Officers,” and its Proxy Statement on Schedule 14A, which was filed on March 14, 2025, under the headers “Election of Directors” and “Security Ownership of Management and Principal Shareholders,” and other documents subsequently filed by Black Hills with the SEC. To the extent any such person's ownership of NorthWestern’s or Black Hills’ securities, respectively, has changed since the filing of such proxy statement, such changes have been or will be reflected on Forms 3, 4 or 5 filed with the SEC. Additional information regarding the interests of such participants are included in the joint proxy statement/prospectus and other relevant documents regarding the proposed transaction filed with the SEC.

Thank youDelivering a bright future 52